                                        Exhibit B.4.b


                                        As Amended March 15, 1995




















                            BY-LAWS

                               OF

                 MASSACHUSETTS ELECTRIC COMPANY

                           ARTICLE I.

                PLACE OF STOCKHOLDERS' MEETINGS.

     All meetings of the stockholders shall be held in Massachusetts either at the principal office of the corporation or at such other place as is stated in the call.


                           ARTICLE II.

                         ANNUAL MEETING.

     The annual meeting of the stockholders shall be held at the principal office of the corporation or such other place in Massachusetts as is stated in the call of the meeting on the third Wednesday of March in each year, if it be not a legal holiday, and if it be a legal holiday, then on the next succeeding day not a legal holiday. Purposes for which the annual meeting is to be held additional to those prescribed by law, by the agreement of association and by these by-laws may be specified by the board of directors or by writing signed by the president or by a majority of the directors or by stockholders who hold at least one-tenth of the aggregate par value of the capital stock generally entitled to vote. If such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting.


                           ARTICLE III.

                SPECIAL MEETINGS OF STOCKHOLDERS.

     Except as otherwise provided in Section 4 of Article XVIII, special meetings of the stockholders may be called by the president or by a majority of the directors, and shall be called by the clerk, or in the case of the death, absence, incapacity or refusal of the clerk by any other officer of the corporation, upon written application of stockholders who hold at least one-tenth of the aggregate par value of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting.

                           ARTICLE IV.

                NOTICE OF STOCKHOLDERS' MEETINGS.

     Except as otherwise provided in Section 4 of Article XVIII, a written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purpose for which the meeting is called, shall be given by the clerk, at least seven days before such meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. In the absence or disability of the clerk, such notice may be given by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof is present in person or is represented at the meeting by proxy or if every such stockholder, or his attorney thereunto authorized, by a writing which is filed with the records of the meeting, waives such notice.

                            ARTICLE V.

                     QUORUM OF STOCKHOLDERS.

     Except as otherwise provided in Section 4 of Article XVIII, at any meeting of the stockholders, a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the agreement of association or by these by-laws, decide any question brought before such meeting.


                           ARTICLE VI.

                       PROXIES AND VOTING.

     Stockholders who are entitled to vote shall have one vote for each share of stock owned by them. Stockholders may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which shall be filed with the clerk of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                           ARTICLE VII.

                       BOARD OF DIRECTORS.

     A board of not less than three directors shall be chosen by ballot at the annual meeting of the stockholders or at the special meeting held in place thereof, or as provided in Section 4 of Article XVIII. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limit above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed; provided, however, that while there are four (4) full quarterly dividends in default on the Preferred Stock and the Preferred Stock-Cumulative the number of such directors shall be fixed in accordance with Section 4 of Article XVIII. No director need be a stockholder.

     Subject to law, to the agreement of association, to the terms of the Preferred Stock and the Preferred Stock-Cumulative and to the other provisions of these by-laws, each director shall hold office until the next annual meeting of the stockholders and until his successor is chosen and qualified.

                          ARTICLE VIII.

                       POWERS OF DIRECTORS.

     The board of directors shall have, and may exercise, all the powers of the corporation, except such as are conferred upon the stockholders by law, by the agreement of association and by these by-laws.

                           ARTICLE IX.

               MEETINGS OF THE BOARD OF DIRECTORS.

     Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting.

     Special meetings of the board of directors may be held at any time and at any place when called by the president, treasurer, or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him at his usual or last known business or residence address.

                            ARTICLE X.

                QUORUM OF THE BOARD OF DIRECTORS.

     A majority of the board of directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

                           ARTICLE XI.

                 VACANCIES IN BOARD OF DIRECTORS.

     If the office of any director, one or more, elected by the stockholders generally entitled to vote, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors so elected, though less than a quorum, may, unless such vacancy shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term. Any vacancy in the office of a director elected by holders of the Preferred Stock and the Preferred Stock-Cumulative shall be filled as provided in Section 4 of Article XVIII.

                           ARTICLE XII.

                       OFFICERS AND AGENTS.

     The officers shall be a president, a clerk, a treasurer and such other officers and agents as the board of directors may in their discretion appoint. The treasurer and the clerk shall be chosen by ballot at the annual meeting of the stockholders. The president shall be elected annually by the board of directors after its election by the stockholders. The president shall be a director. The clerk shall be a resident of Massachusetts. So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, to the agreement of association and to the other provisions of these by-laws, the treasurer and clerk shall each hold office until the next annual meeting of stockholders and until his successor is chosen and qualified, the president shall hold office until the first meeting of directors after the next annual meeting of stockholders and until his successor is chosen and qualified and the other officers and agents shall hold office during the pleasure of the board of directors or for such term as the board of directors shall prescribe. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office, and such duties and powers as the board of directors shall from time to time designate.

                          ARTICLE XIII.

                  PRESIDENT AND VICE PRESIDENTS.

     Except as otherwise determined by the board of directors the president shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the board of directors at which he is present. The president shall have custody of the treasurer's bond.

     Any vice president shall have such powers as the board of directors shall from time to time designate.

                           ARTICLE XIV.

                              CLERK.

     The clerk shall keep an accurate record of the proceedings of all meetings of the stockholders in books provided for the purpose, which books shall be kept at the principal office of the corporation and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk or an assistant clerk at any such meeting a temporary clerk shall be chosen, who shall record the proceedings of such meeting in the aforesaid books. The clerk, any assistant clerk and such temporary clerk shall be sworn.

     The clerk or an assistant clerk shall also keep accurate minutes of all meetings of the board of directors and in their absence from any such meeting a temporary clerk shall be chosen, who shall be sworn and shall record the proceedings of such meeting.

                           ARTICLE XV.

                            TREASURER.

     The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts, etc., payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept, accurate books of account which shall be the property of the corporation. If required by the board of directors he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors shall require.

     Any assistant treasurer shall have such powers as the board of directors shall from time to time designate.

                           ARTICLE XVI.

                            REMOVALS.

     The stockholders generally entitled to vote may, at any special meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and generally entitled to vote, remove from office the treasurer, clerk or any director elected by the stockholders generally entitled to vote, and elect his successor. The board of directors may likewise, by vote of a majority of their entire number, remove from office any officer or agent of the corporation; provided, however, that the board of directors may remove the treasurer or clerk for cause only.

                          ARTICLE XVII.

                            VACANCIES.

     If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may, unless such vacancy, if in the office of the treasurer or clerk, shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term, subject to the provisions of
Article XVI.

                          ARTICLE XVIII.

                        CLASSES OF STOCK.

     The capital stock of the corporation shall consist of Common Stock of the par value of $25 a share and two classes of preferred stock, Preferred Stock of the par value of $100 a share and Preferred Stock - Cumulative of the par value of $25 a share, each having respectively preferences, voting rights, restrictions and qualifications as follows:

SECTION 1.               Common Stock.
-------------------------

     Each share of the Common Stock shall be equal to every other share thereof in every respect. Except as required by law and except as hereafter specifically provided in Section 2 of this Article XVIII, the holders of Common Stock shall have the exclusive right to vote.

SECTION 2.               Preferred Stock.
----------------------------

     A. The shares of Preferred Stock may be issued, as the board of directors may determine, in one or more series each bearing such designation as to distinguish the shares thereof from the shares of all other series and classes of capital stock of the corporation. All shares of Preferred Stock, irrespective of series, shall constitute one and the same class of stock and shall be of equal rank as to dividends and assets with each other and with the Preferred Stock - Cumulative. Subject to any applicable provisions of law, the shares of Preferred Stock of different series may vary, as determined by the board of directors and, if required by law, by the stockholders, as to the following rights and preferences:

          (1) The annual dividend rate, or method of calculation thereof, and the date from which the dividends on shares issued prior to the record date for the first dividend shall be cumulative and the date for the first dividend;

          (2) The redemption price or prices, or method of calculation thereof, and any restriction on the exercise by the corporation of its right to redeem such series;

          (3) The amount or amounts payable upon any liquidation or dissolution or winding up;

          (4) The terms and amount of any sinking fund provided for the purchase or redemption of shares; and

          (5) The conversion, participation or other special rights.

     B. Before any dividends on, or any distribution of assets (by purchase of shares or otherwise) to holders of, the Common Stock or any other stock ranking junior to the Preferred Stock as to dividends (both hereinafter in this subsection B called "junior stock") shall be paid or set apart for payment or otherwise provided for, the holders of the Preferred Stock shall be entitled to receive, but only when and as declared by the board of directors, out of any funds legally available for the declaration of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series payable quarterly on the first days of February, May, August and November in each year commencing on a date specified for the first dividend date as herein provided to stockholders of record on the respective dates, not exceeding thirty (30) days preceding such dividend payment dates, fixed in advance for the purpose by the board of directors prior to the payment of each particular dividend. No dividends shall be declared on any series of the Preferred Stock or on any other class of preferred stock ranking on a parity therewith, as to dividends, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Preferred Stock and of any other class of such parity preferred stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Preferred Stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

          (1) On shares issued prior to the record date for the first dividend on the shares of such series, from the date for the particular series fixed therefor;

          (2) On shares issued after a record date for a dividend, but prior to the dividend payment date for such dividend, from said dividend payment; and

          (3) Otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

so that dividends accrued on all outstanding shares of Preferred Stock to the last preceding quarterly dividend payment shall have been paid in full or declared and set apart for payment before there shall be any dividend or distribution on, or purchase of, junior stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subsection B and other than distributions provided for in subsection D below. Whenever dividends accrued on all outstanding shares of Preferred Stock to the last preceding quarterly dividend payment date shall have been paid in full or declared and set apart for payment, and subject to the limitations set forth in subsection H below and, when applicable, in subsection E(2)(i) of Section 4 of this Article XVIII, the board of directors may, without waiting for the expiration of the current dividend period for the Preferred Stock, declare and pay dividends on any junior stock out of funds legally available therefor.

     As used in this Section 2, the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of Preferred Stock then outstanding, which as to each share shall be an amount computed at the rate per annum of the par value thereof fixed for the particular series from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, irrespective of whether such amount shall have been declared as dividends or there shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared payable on or before said last mentioned date and set aside for such payment on such share.

     C. The corporation, pursuant to action of its board of directors or as provided in subsection A(11) of Section 4 of this Article XVIII, may redeem the whole or any part of any series of the Preferred Stock at the time outstanding, at any time or from time to time, by paying in cash as herein provided the redemption price of the shares of the particular series fixed therefor, together with dividends accrued to the date fixed for such redemption, and by mailing, postage prepaid, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for said redemption a notice specifying said redemption date to the holders of record of the Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; provided, however, that the exercise by the corporation of its right to redeem shares of any particular series may be subject to such restrictions as are determined for said series. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the corporation shall select by lot in such manner as the board of directors determines, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights of the holders thereof shall forthwith cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that if, after mailing said notice as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or The Commonwealth of Massachusetts, having a capital, undivided profits and surplus aggregating at least $5,000,000, thereupon all shares of the Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption but without interest. In case the holders of the Preferred Stock which shall have been redeemed shall not within four years of the date of redemption thereof claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and the corporation shall not be required to hold the amount so paid over to it separate and apart from its other funds, and thereafter the holders of such shares of Preferred Stock shall look only to the corporation for payment of the redemption price thereof, but without interest. If there are any dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Preferred Stock or any other class of preferred stock ranking on a parity therewith as to assets, no Preferred Stock or such parity stock shall be redeemed, purchased or otherwise acquired by the corporation unless all series of Preferred Stock and such parity stock which are redeemable shall be redeemed and unless an offer is made to (a) purchase all Preferred Stock and such parity stock of any series which is not redeemable at the time under limited restrictions then applicable thereto at a price equal to the then redemption price for such series if such restrictions were not applicable and (b) to purchase all Preferred Stock and such parity stock of any series which is not redeemable at the time at a price equal to the highest then redemption price on any outstanding shares of Preferred Stock and such parity stock, after giving effect to the differences in par value among classes of preferred stock, or unless a partial redemption or any purchase or other acquisition shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935. All stock redeemed or purchased under the provisions of this subsection C shall be retired.

     D.   In the event of any liquidation, dissolution or winding up
(whether voluntarily or involuntarily) of the affairs of the corporation or any distribution of its capital, then before any distribution shall be made to the holders of Common Stock or any other stock ranking junior to the Preferred Stock as to assets, the holders of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more. No payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock or any other class of preferred stock ranking on a parity therewith, as to assets, unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock or such parity stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment to the holders of Preferred Stock or such parity stock, the remaining assets and funds of the corporation shall be divided and distributed among the holders of Common Stock or any other stock ranking junior to the Preferred Stock as to assets then outstanding according to their respective rights. Neither the consolidation nor the merger of the corporation with or into any other corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation.

     E. Except as required by law and except as hereafter specifically provided in this Section 4 of this Article XVIII, the holders of Preferred Stock shall have no right to vote.

     F. Except as otherwise expressly provided by law, no holder of Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or warrant carrying rights to stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise. If it is expressly required by law that such new or additional issue be offered proportionately to the stockholders, then, unless otherwise provided by law, the holders of all classes of preferred stock only shall be entitled to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock; and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.

     G. Subject to the limitations, if any, contained in Sections 4 and 5 of this Article XVIII, the corporation may from time to time issue additional capital stock divided into classes with such preferences as to dividends, voting power and other incidents as may be determined in accordance with applicable provisions of law and terms of outstanding capital stock. Without limiting the generality of the foregoing, any such additional capital stock may be an additional series of Preferred Stock or additional shares of the initial or any other series of Preferred Stock.

     H. So long as any shares of the Preferred Stock of any series are outstanding, the payment of dividends on Common Stock or on any other stock of the corporation ranking junior to the Preferred Stock as to dividends or assets (other than (i) dividends payable in stock ranking junior to the Preferred Stock as to dividends and assets or (ii) dividends paid in cash if immediately thereafter there shall be paid to the corporation in cash an amount equal to such dividends for shares of or as a capital contribution with respect to stock ranking junior to the Preferred Stock as to dividends or assets) and the making of any distribution of assets to holders of stock ranking junior to the Preferred Stock as to dividends or assets by purchase of shares or otherwise (each of such actions being herein embraced within the term "payment of junior stock dividends") shall be subject to the following limitations:

          (1) If and so long as the junior stock equity is, or as a result of the proposed payment would become, less than twenty per cent (20%) of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed fifty per cent (50%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared; and

          (2) If and so long as the junior stock equity is, or as a result of the proposed payment would become, less than twenty-five per cent (25%) but is twenty per cent (20%) or more of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed seventy-five per cent (75%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared.

     For the purposes of this subsection H "net income" shall be determined in accordance with generally accepted accounting principles, provided, however, that the amount deducted for depreciation shall be an amount computed in accordance with clause (c) of Section 4.E. hereof.

     The term "junior stock equity" is defined in subsection E(2)(i) of
Section 4 of this Article XVIII. The term "total capitalization" as used in this subsection H means the aggregate of (x) the junior stock equity, (y) the par value of, or stated capital represented by, the outstanding shares of Preferred Stock and any other stock ranking prior thereto or on a parity therewith as to dividends or assets, and (z) the principal amount of all outstanding indebtedness of the corporation represented by bonds, notes and other evidences of indebtedness maturing by their terms more than one year from the date of issue thereof.

     I. No stockholder, director, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 2.

     J. The shares of Preferred Stock from time to time duly authorized may be issued for such consideration as may be fixed from time to time either by the board of directors or as otherwise provided by law. Any and all shares of Preferred Stock upon receipt by the corporation of the consideration so fixed shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     K. Every holder of Preferred Stock of the corporation by becoming such shall be held to have consented to all of these provisions and to have agreed to be bound thereby and to have waived to the full extent permitted by law any right such holder may have either now or at any time in the future contrary to these provisions.

SECTION 3.    Preferred Stock - Cumulative.
-----------------------------------------

     A. The shares of Preferred Stock - Cumulative may be issued, as the board of directors may determine, in one or more series each bearing such designation as to distinguish the shares thereof from the shares of all other series and classes of capital stock of the corporation. All shares of Preferred Stock - Cumulative, irrespective of series, shall constitute one and the same class of stock and shall be of equal rank as to dividends and assets with each other and with the Preferred Stock. Subject to any applicable provisions of law, the shares of Preferred Stock - Cumulative of different series may vary, as determined by the board of directors and, if required by law, by the stockholders, as to the following rights and preferences:

          (1) The annual dividend rate, or method of calculation thereof, and the date from which the dividends on shares issued prior to the record date for the first dividend shall be cumulative and the date for the first dividend;

          (2) The redemption price or prices, or method of calculation thereof, and any restriction on the exercise by the corporation of its right to redeem such series;

          (3) The amount or amounts payable upon any liquidation or dissolution or winding up;

          (4) The terms and amount of any sinking fund provided for the purchase or redemption of shares; and

          (5) The conversion, participation or other special rights.

     B. Before any dividends on, or any distribution of assets (by purchase of shares or otherwise) to holders of, the Common Stock or any other stock ranking junior to the Preferred Stock - Cumulative as to dividends (both hereinafter in this subsection B called "junior stock") shall be paid or set apart for payment or otherwise provided for, the holders of the Preferred Stock - Cumulative shall be entitled to receive, but only when and as declared by the board of directors, out of any funds legally available for the declaration of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series payable quarterly on the first days of February, May, August and November in each year commencing on a date specified for the first dividend date as herein provided to stockholders of record on the respective dates, not exceeding thirty (30) days preceding such dividend payment dates, fixed in advance for the purpose by the board of directors prior to the payment of each particular dividend. No dividends shall be declared on any series of the Preferred Stock - Cumulative or on any other class of preferred stock ranking on a parity therewith, as to dividends, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Preferred Stock - Cumulative and of any other class of such parity preferred stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Preferred Stock - Cumulative shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

          (1) On shares issued prior to the record date for the first dividend on the shares of such series, from the date for the particular series fixed therefor;

          (2) On shares issued after a record date for a dividend, but prior to the dividend payment date for such dividend, from said dividend payment; and

          (3) Otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

so that dividends accrued on all outstanding shares of Preferred Stock - Cumulative to the last preceding quarterly dividend payment shall have been paid in full or declared and set apart for payment before there shall be any dividend or distribution on, or purchase of, junior stock. The holders of the Preferred Stock - Cumulative shall not be entitled to receive any dividends thereon other than the dividends referred to in this subsection B and other than distributions provided for in subsection D below. Whenever dividends accrued on all outstanding shares of Preferred Stock - Cumulative to the last preceding quarterly dividend payment date shall have been paid in full or declared and set apart for payment, and subject to the limitations set forth in subsection H below and, when applicable, in subsection E(2)(i) of Section 4 of this Article XVIII, the board of directors may, without waiting for the expiration of the current dividend period for the Preferred Stock - Cumulative, declare and pay dividends on any junior stock out of funds legally available therefor.

     As used in this Section 3, the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of Preferred Stock - Cumulative then outstanding, which as to each share shall be an amount computed at the rate per annum of the par value thereof fixed for the particular series from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, irrespective of whether such amount shall have been declared as dividends or there shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared payable on or before said last mentioned date and set aside for such payment on such share.

     C. The corporation, pursuant to action of its board of directors or as provided in subsection A(11) of Section 4 of this Article XVIII, may redeem the whole or any part of any series of the Preferred Stock - Cumulative at the time outstanding, at any time or from time to time, by paying in cash as herein provided the redemption price of the shares of the particular series fixed therefor, together with dividends accrued to the date fixed for such redemption, and by mailing, postage prepaid, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for said redemption a notice specifying said redemption date to the holders of record of the Preferred Stock - Cumulative to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; provided, however, that the exercise by the corporation of its right to redeem shares of any particular series may be subject to such restrictions as are determined for said series. In case of the redemption of a part only of any series of the Preferred Stock - Cumulative at the time outstanding, the corporation shall select by lot in such manner as the board of directors determines, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Preferred Stock - Cumulative so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights of the holders thereof shall forthwith cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that if, after mailing said notice as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Preferred Stock - Cumulative to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or The Commonwealth of Massachusetts, having a capital, undivided profits and surplus aggregating at least $5,000,000, thereupon all shares of the Preferred Stock - Cumulative with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock - Cumulative shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption but without interest. In case the holders of the Preferred Stock - Cumulative which shall have been redeemed shall not within four years of the date of redemption thereof claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and the corporation shall not be required to hold the amount so paid over to it separate and apart from its other funds, and thereafter the holders of such shares of Preferred Stock - Cumulative shall look only to the corporation for payment of the redemption price thereof, but without interest. If there are any dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Preferred Stock - Cumulative or any other class of preferred stock ranking on a parity therewith as to assets, no Preferred Stock - Cumulative or such parity stock shall be redeemed, purchased or otherwise acquired by the corporation unless all series of Preferred Stock - Cumulative and such parity stock which are redeemable shall be redeemed and unless an offer is made to
(a) purchase all Preferred Stock - Cumulative and such parity stock of any series which is not redeemable at the time under limited restrictions then applicable thereto at a price equal to the then redemption price for such series if such restrictions were not applicable and (b) to purchase all Preferred Stock - Cumulative and such parity stock of any series which is not redeemable at the time at a price equal to the highest then redemption price on any outstanding shares of Preferred Stock - Cumulative and such parity stock, after giving effect to the differences in par value among classes of preferred stock, or unless a partial redemption or any purchase or other acquisition shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935. All stock redeemed or purchased under the provisions of this subsection C shall be retired.

     D.   In the event of any liquidation, dissolution or winding up
(whether voluntarily or involuntarily) of the affairs of the corporation or any distribution of its capital, then before any distribution shall be made to the holders of Common Stock or any other stock ranking junior to the Preferred Stock - Cumulative as to assets, the holders of each series of the Preferred Stock - Cumulative at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more. No payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock - Cumulative or any other class of preferred stock ranking on a parity therewith, as to assets, unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock - Cumulative or such parity stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment to the holders of Preferred Stock - Cumulative or such parity stock, the remaining assets and funds of the corporation shall be divided and distributed among the holders of Common Stock or any other stock ranking junior to the Preferred Stock - Cumulative as to assets then outstanding according to their respective rights. Neither the consolidation nor the merger of the corporation with or into any other corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation.

     E. Except as required by law and except as hereafter specifically provided in this Section 4 of this Article XVIII, the holders of Preferred Stock - Cumulative shall have no right to vote.

     F. Except as otherwise expressly provided by law, no holder of Preferred Stock - Cumulative shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or warrant carrying rights to stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise. If it is expressly required by law that such new or additional issue be offered proportionately to the stockholders, then, unless otherwise provided by law, the holders of all classes of preferred stock only shall be entitled to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock; and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.

     G. Subject to the limitations, if any, contained in Sections 4 and 5 of this Article XVIII, the corporation may from time to time issue additional capital stock divided into classes with such preferences as to dividends, voting power and other incidents as may be determined in accordance with applicable provisions of law and terms of outstanding capital stock. Without limiting the generality of the foregoing, any such additional capital stock may be an additional series of Preferred Stock - Cumulative or additional shares of the initial or any other series of Preferred Stock - Cumulative.

     H. So long as any shares of the Preferred Stock - Cumulative of any series are outstanding, the payment of dividends on Common Stock or on any other stock of the corporation ranking junior to the Preferred Stock - Cumulative as to dividends or assets (other than (i) dividends payable in stock ranking junior to the Preferred Stock - Cumulative as to dividends and assets or (ii) dividends paid in cash if immediately thereafter there shall be paid to the corporation in cash an amount equal to such dividends for shares of or as a capital contribution with respect to stock ranking junior to the Preferred Stock - Cumulative as to dividends or assets) and the making of any distribution of assets to holders of stock ranking junior to the Preferred Stock - Cumulative as to dividends or assets by purchase of shares or otherwise (each of such actions being herein embraced within the term "payment of junior stock dividends") shall be subject to the following limitations:

          (1) If and so long as the junior stock equity is, or as a result of the proposed payment would become, less than twenty per cent (20%) of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed fifty per cent (50%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock - Cumulative as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared; and

          (2) If and so long as the junior stock equity is, or as a result of the proposed payment would become, less than twenty-five per cent (25%) but is twenty per cent (20%) or more of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed seventy-five per cent (75%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock
     - Cumulative as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared.

     For the purposes of this subsection H "net income" shall be determined in accordance with generally accepted accounting principles, provided, however, that the amount deducted for depreciation shall be an amount computed in accordance with clause (c) of subsection I(2) hereof.

     The term "junior stock equity" is defined in subsection E(2)(i) of
Section 4 of this Article XVIII.

     The term "total capitalization" as used in this subsection H means the aggregate of (x) the junior stock equity, (y) the par value of, or stated capital represented by, the outstanding shares of Preferred Stock - Cumulative and any other stock ranking prior thereto or on a parity therewith as to dividends or assets, and (z) the principal amount of all outstanding indebtedness of the corporation represented by bonds, notes and other evidences of indebtedness maturing by their terms more than one year from the date of issue thereof.

     I. No stockholder, director, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 3.

     J. The shares of Preferred Stock - Cumulative from time to time duly authorized may be issued for such consideration as may be fixed from time to time either by the board of directors or as otherwise provided by law. Any and all shares of Preferred Stock - Cumulative upon receipt by the corporation of the consideration so fixed shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     K. Every holder of Preferred Stock - Cumulative of the corporation by becoming such shall be held to have consented to all of these provisions and to have agreed to be bound thereby and to have waived to the full extent permitted by law any right such holder may have either now or at any time in the future contrary to these provisions.

SECTION 4.    Certain Rights of Preferred Stock and Preferred
              Stock - Cumulative.
---------------------------------------------------------------

     A. (1) "Equal Preference Stock" as used in this subsection A shall mean the Preferred Stock, the Preferred Stock - Cumulative, and any other class of preferred stock ranking on a parity therewith as to dividends.

     If dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Equal Preference Stock shall at any time and from time to time equal or exceed an amount equivalent to four (4) full quarterly dividends on any shares of any series of the Equal Preference Stock at the time outstanding, then until all dividends in default on the Equal Preference Stock shall have been paid, the holders of Equal Preference Stock, voting separately as one class, shall have the right to elect the smallest number of directors necessary to constitute a majority of the full board of directors, and the holders of the stock generally entitled to vote, voting separately as one class, shall have the right to elect the remaining members of the board of directors. If and when all dividends in default on the Equal Preference Stock shall be paid (and, except when prevented from so doing by any applicable restriction of law or contained in any agreement relating to indebtedness of the corporation, such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable unless, by a majority vote of the directors elected by the holders of stock generally entitled to vote, such directors determine such payment not to be in the best interests of the corporation), the Equal Preference Stock shall thereupon be divested of such special right to elect any member of the board of directors, but subject always to the same provisions for the vesting of such special right in the Equal Preference Stock in case of further like default or defaults.

     (2) Upon accrual of the right of the holders of the Equal Preference Stock to elect a majority of the board of directors as above provided in this subsection A, the president, a vice president or the clerk of the corporation shall call a special meeting of the stockholders of the corporation for the purpose of electing a new board of directors to be held not less than forty-five (45) nor more than sixty (60) days after the accrual of such right; provided, however, that no such special meeting shall be called if the date of such accrual of such right shall be less than one hundred twenty (120) days but not less than forty-five (45) days prior to the date otherwise fixed by the by-laws of the corporation for the next annual meeting of the stockholders, in which event said annual meeting shall be held on the date specified in the by-laws or a special meeting in lieu thereof called to be held within three (3) days thereafter. If said officers fail to call such meeting, or fail to hold such annual meeting or special meeting in lieu thereof within three (3) days of the date provided therefor in the by-laws, any holder or holders of Equal Preference Stock holding in the aggregate one thousand (1,000) shares may call a special meeting for such purpose.

     (3) The notice of any such special meeting, any annual meeting of the corporation or any special meeting in lieu thereof, at which the holders of the Equal Preference Stock shall have the right to elect directors, shall be mailed by the corporation not less than thirty (30) days prior to the meeting and state (x) that by reason of the fact that dividends payable on the Equal Preference Stock are or have been in default in an amount equal to or in excess of four (4) full quarterly dividends, the holders of the Equal Preference Stock, voting together as a class, are entitled to elect the smallest number of directors necessary to constitute a majority of the full board of directors, (y) that any holder of the Equal Preference Stock has the right at any reasonable time to inspect and make copies of the list or lists of the holders of Equal Preference Stock maintained at the principal office of the corporation or at the office of any transfer agent for the Equal Preference Stock, and (z) the substance of the next succeeding paragraph with respect to the number of shares of Equal Preference Stock required to be represented at any meeting or adjournment thereof for the election of directors of the corporation at which such holders have the right to elect directors.

     (4) At any such special or annual meeting at which the holders of the Equal Preference Stock shall have the right to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding stock generally entitled to vote shall be required to constitute a quorum of such class for the election of directors and the presence in person or by proxy of the holders of a majority of the outstanding Equal Preference Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of such a quorum of the holders of the Equal Preference Stock, no election of directors shall be held but a majority of the holders of the Equal Preference Stock who are present in person or by proxy shall have the power to adjourn the meeting for election of directors to a date not less than twenty-five (25) nor more than sixty (60) days for the date of such original meeting. At such adjourned meeting the presence in person or by proxy of the holders of thirty-five per cent (35%) of the outstanding Equal Preference Stock shall constitute a quorum of such class for the election of directors.

     In the calculation of any quorum, majority, or percentage, of the Equal Preference Stock, each share of stock bearing $100 par value shall be counted as one and each share of stock bearing $25 par value shall be counted as one-quarter. The Equal Preference Stock, when voting as such, shall vote as a single class.

     (5) In the event any such special or annual meeting of stockholders shall be adjourned as aforesaid, the president, any vice president or the clerk of the corporation shall, within ten (10) days after the date of the original meeting, cause notice of the adjourned meeting to be given to all stockholders of the corporation entitled to vote thereat. Such notice shall contain substantially the statements hereinabove required with respect to the original meeting, and shall further state that the required quorum of the holders of the Equal Preference Stock was not present at such original meeting and that the holders of thirty-five per cent (35%) of the outstanding Equal Preference Stock will constitute a quorum of such class for the election of directors at such adjourned meeting.

     (6) If the requisite quorum of holders of the Equal Preference Stock shall not be present at such adjourned meeting, then, in case the original meeting was a special meeting called as aforesaid, the directors of the corporation then in office shall remain in office until the next annual meeting of the stockholders of the corporation and until their successors have been elected and shall qualify; or if such original meeting was an annual meeting of the stockholders or special meeting in lieu thereof, all members of the board of directors to be elected at such meeting shall be elected by a vote of the holders of a majority of the shares of the stock generally entitled to vote present in person or represented by proxy at such adjourned meeting.

     (7) Upon reversion, pursuant to subsection A(1), of the voting powers to their status prior to default, a special or annual meeting of stockholders generally entitled to vote shall be held for the purpose of electing directors. Notice thereof shall be given promptly by the corporation and in any case within fifteen (15) days after such reversion, such notice to be mailed by the corporation not less than seven (7) nor more than ten (10) days prior to such meeting to all stockholders generally entitled to vote at their respective addresses appearing upon the books of the corporation, unless such notice shall have been waived either before or after the holding of such meeting by all such stockholders. If the corporation fails to call such meeting or fails to hold such annual meeting within three (3) days of the date provided therefor in the by-laws, any holder or holders of stock generally entitled to vote holding in the aggregate one thousand (1,000) shares may call a special meeting for such purpose.

     (8) Forthwith upon the election of a majority of the board of directors of the corporation by the holders of Equal Preference Stock pursuant to subsection A(1) hereof, the terms of office of all persons who may be directors of the corporation at the time shall terminate, whether or not the holders of stock generally entitled to vote shall then have elected the remaining members of the board of directors, and, if the holders of stock generally entitled to vote shall not have elected the remaining members of the board of directors, then the directors of the corporation in office just prior to the election of the majority of the board of directors by the holders of Equal Preference Stock shall appoint the remaining directors of the corporation pending such election by the holders of stock generally entitled to vote. Any director elected by holders of Equal Preference Stock shall hold office until the next annual meeting of the holders of Equal Preference Stock and until his successor is chosen and qualified, except that upon the reversion, pursuant to subsection A(1), of the voting powers to their status prior to default, then forthwith upon the election of new directors by the holders of stock generally entitled to vote, the terms of office of the directors elected by the holders of Equal Preference Stock shall terminate.

     (9) During any period in which the holders of Equal Preference Stock have the right to elect a majority of the board of directors, pursuant to subsection A(1), the number of directors constituting the full board of directors shall be the number constituting the full board of directors immediately prior to said period unless it be changed at an annual meeting of stockholders by a two-thirds vote of the holders of Equal Preference Stock and by a two-thirds vote of the holders of stock generally entitled to vote to such number as shall have been stated in the notice of said annual meeting.

     (10) In case of any vacancy in the office of a director elected by the holders of Equal Preference Stock pursuant to the foregoing provisions of this subsection A, the remaining directors elected by the holders of Equal Preference Stock by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. The holders of the Equal Preference Stock, at a special meeting called for the purpose by the holders of an aggregate of not less than one thousand (1,000) shares of the Equal Preference Stock, upon notice mailed not less than thirty (30) days prior to such meeting to all stockholders entitled to vote thereat, by a vote of a majority of the Equal Preference Stock issued and outstanding, may remove from office a director elected by the holders of Equal Preference Stock and may elect a successor for the remainder of his term.

     (11) Under all circumstances, however, the directors elected by the holders of stock generally entitled to vote shall have the right, and neither the holders of Equal Preference Stock nor any directors elected under these provisions by the holders of Equal Preference Stock shall have any right, to vote upon the question of calling for redemption, or of purchasing, all of the Equal Preference Stock at the time outstanding.

     (12) Except when some mandatory provision of law shall be controlling or as otherwise provided in this Section 4 and, with respect to any special rights of (i) the Preferred Stock as a class, or (ii) the Preferred Stock - Cumulative as a class, or (iii) any series of either such class as a series, in the provisions of the by-laws or articles of organization controlling said class or in the votes creating said series, neither the Preferred Stock nor the Preferred Stock - Cumulative shall be entitled to vote as a separate class, and no outstanding series of either such class shall be entitled to vote as a separate series, on any matter and all shares of the Preferred Stock of all series and all shares of the Preferred Stock - Cumulative of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the corporation by classes may now or hereafter be required.

     B. So long as any shares of the Preferred Stock of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of the Preferred Stock of all series then outstanding make any change in the provisions relative to the Preferred Stock, or of any series thereof, which would change the express terms and provisions of such stock (other than the express terms and provisions thereof set forth in subsections A, D, and E of this Section 4) in any manner prejudicial to the holders thereof except that if such change is prejudicial to the holders of one or more, but not all of such series, only to the vote of the holders of two-thirds of the total number of shares of all series so affected and then outstanding shall be required.

     C. So long as any shares of the Preferred Stock - Cumulative of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of the Preferred Stock - Cumulative of all series then outstanding make any change in the provisions relative to the Preferred Stock
- Cumulative, or of any series thereof, which would change the express terms and provisions of such stock (other than the express terms and provisions thereof set forth in subsections A, D, and E of this Section 4) in any manner prejudicial to the holders thereof except that if such change is prejudicial to the holders of one or more, but not all, of such series, only the vote of the holders of two-third of the total number of shares of all series so affected and then outstanding shall be required.

     D.   So long as any shares of the Preferred Stock or the Preferred
Stock - Cumulative of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of the Preferred Stock and the Preferred Stock - Cumulative of all series then outstanding:

          (1) Make any change in the provisions of this Section 4, which would change the express terms and provisions of subsections A, D, or E, or such stock in any manner prejudicial to the holders of the Preferred Stock and the Preferred Stock - Cumulative, except that if such change is prejudicial to the holders of one class, but not both, only the vote of the holders of two-thirds of the total number of shares of the class so affected and then outstanding shall be required; or

          (2) Create or authorize any class of stock which shall be preferred as to dividends or assets over the Preferred Stock, the Preferred Stock - Cumulative or any security convertible into either class.

No preferred stock so preferred as to dividends or assets over the Preferred Stock or the Preferred Stock - Cumulative (other than either of such preferred stocks issued upon conversion of another security) shall be issued more than six months after the above referred to vote creating or authorizing such class of stock unless within six months prior to such issue approval thereof has been obtained, at a meeting called for the purpose, by vote of at least two-thirds of the total number of shares of Preferred Stock and Preferred Stock - Cumulative of all series outstanding.

     E. So long as any shares of the Preferred Stock or the Preferred Stock - Cumulative of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least a majority of the total number of shares of the Preferred Stock and Preferred Stock - Cumulative of all series then outstanding:

          (1) Issue shares of Preferred Stock or the Preferred Stock - Cumulative of any series if after such issue the aggregate combined outstanding par value of all series thereof would exceed $120 million.

          (2) Issue additional shares of any series of Preferred Stock or the Preferred Stock - Cumulative or of any other stock ranking prior thereto or on a parity therewith as to dividends or assets, except for refunding an equal par or stated value of Preferred Stock or Preferred Stock - Cumulative, or other such prior or parity preferred stock, of the corporation theretofore outstanding:

              (i) Unless the junior stock equity to be outstanding immediately after such issue shall be at least equal to the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the corporation upon all Preferred Stock and Preferred Stock - Cumulative of all series and of any other such prior or parity stock to be outstanding immediately after such issue; provided, however, that if for the purpose of meeting this requirement it shall have been necessary to take into consideration any portion of the earned surplus of the corporation, the corporation shall not (until such junior stock equity exclusive of such portion of earned surplus shall equal such aggregate) pay any dividends or make any distribution on shares of its stock ranking junior to the Preferred Stock and Preferred Stock - Cumulative as to dividends or assets which would result in reducing such junior stock equity to an amount less than such aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the corporation; and

             (ii) Unless the gross income of the corporation after taxes available for interest on its indebtedness and for dividends on the Preferred Stock, the Preferred Stock - Cumulative and any other such prior or parity stock, determined in accordance with generally accepted accounting principles, for a prior of twelve
          (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month in which such additional stock is issued, or in which a contract for the issuance and sale thereof is made, is at least one and one-half (1-1/2) times the aggregate of the annual interest charges and dividend requirements on all interest bearing indebtedness and all series of Preferred Stock, Preferred Stock - Cumulative and such prior or parity stock to be outstanding immediately after the proposed issue. In said computations under this subsection (ii):

          (a) Interest on indebtedness and dividends on stock in each case to be retired with the proceeds of the proposed issue and similar charges on indebtedness and stock retired or to be retired prior to the proposed issue from the proceeds of any junior stock issued by the corporation are to be excluded;

          (b) Such gross income, similarly determined for said twelve (12) months period, from any property acquired by purchase, merger or otherwise during or after said period or to be acquired in connection with the proposed issue, may be included; and

          (c) The amount deducted for depreciation shall be the amount charged by the corporation on its books for depreciation during such period but not less than the greater of (x) two and one-tenth per cent (2.1%) of the arithmetical average of the gross plant investment in depreciable property on the books of the corporation on the first and last days of such period or (y) the largest minimum depreciation requirement for such period of any mortgage indenture to which the corporation is a party during such period.

"Junior stock equity" as used in this subsection E and in subsections H of Sections 2 and 3 of this Article XVIII means the aggregate of the par value of, or stated capital represented by, the outstanding shares of stock ranking junior to the Preferred Stock as to dividends and assets, of the premium on capital stock and of the surplus (including earned surplus, capital surplus and surplus invested in plant) of the corporation less the excess, if any, of the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the corporation upon all outstanding preferred stock of the corporation over the aggregate par or stated value thereof and less, unless the amounts or items are being amortized or are being provided for by reserves, (a) any amounts recorded on the books of the corporation in adjustment accounts for utility plant and other plant in excess of the original cost thereof, (b) unamortized debt discount and expense and capital stock discount and expense, and (c) the excess, if any, during the period from January 1, 1954 to the end of a month within ninety (90) days preceding the date as of which junior stock equity is determined, over the amount charged by the corporation on its books during such period for depreciation of an amount determined as follows:

     (x) For the calendar year 1954 and for each full calendar year thereafter, an amount equal to two and one-tenth per cent (2.1%) of the arithmetical average of the gross plant investment in depreciable property on the books of the corporation on January 1 and December 31 of such calendar year; and

     (y) For any other period, an amount equal to one-twelfth (1/12) of two and one-tenth per cent (2.1%) of the gross plant investment in depreciable property on the books of the corporation on the first day of the calendar year in such period multiplied by the number of full calendar months in such period.

     (3) Merge or consolidate with or into any other corporation or corporations or sell, lease or dispose of all or substantially all its assets, unless such merger, consolidation, sale, lease or disposition, or the issuance and assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises under said Act or by any court of the United States having such jurisdiction; or

     (4) Issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness for purposes other than (x) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the corporation resulting in maturities later than the maturity of the indebtedness being refunded or (y) the reacquisition, redemption or other retirement of any indebtedness which reacquisition, redemption or other retirement has been authorized under the provisions of the Public Utility Holding Company Act of 1935, if, immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing both long and short-term unsecured indebtedness issued or assumed by the corporation and then to be outstanding (but excluding unsecured indebtedness theretofore so voted for by holders of Preferred Stock and Preferred Stock - Cumulative) would exceed twenty per cent (20%) of total capitalization, or if, immediately after such issue or assumption, such short-term unsecured indebtedness issued or assumed by the corporation after September 30, 1998 and then to be outstanding (but excluding short-term unsecured indebtedness theretofore so voted for by holders of Preferred Stock and Preferred Stock - Cumulative) would exceed ten per cent (10%) of total capitalization; provided, however, that in the event such short-term unsecured indebtedness (but excluding short-term unsecured indebtedness theretofore so voted for by holders of Preferred Stock and Preferred Stock - Cumulative) exceeds such latter limit, no unsecured securities representing unsecured indebtedness shall be issued or assumed (except for the purposes specified in clauses (x) and (y) above) unless such ratio of short-term unsecured indebtedness immediately after such issue or assumption is not in excess of such limit.

     "Short-term unsecured indebtedness" as used in this subsection E(4) means unsecured indebtedness of an original maturity of less than ten years and "long-term unsecured indebtedness" means unsecured indebtedness of an original maturity of ten years or more. For the purposes hereof, when any long-term unsecured indebtedness becomes due within five years, or when any long-term unsecured indebtedness is to be retired within five years through a sinking fund or otherwise, such long-term unsecured indebtedness, in each case, shall be considered short-term unsecured indebtedness. "Total capitalization" as used in this subsection E(4) means the aggregate of (i) the total principal amount of all bonds and other securities representing secured indebtedness issued or assumed by the corporation and then outstanding and
(ii) the capital, premium and surplus of the corporation as then stated on the books of account of the corporation.

     The voting rights set forth in subsections B, C, and D shall not be effective if, in connection with any matter specified therein, provision is made for the purchase, redemption or retirement of all the Preferred Stock and Preferred Stock - Cumulative at the time outstanding, or it is provided that the proposed action shall not be effective unless such provision is made.

     In the calculations in subsections D and E of "at least two-thirds of the total number of shares of Preferred Stock and the Preferred Stock - Cumulative" or of "at least a majority of the total number" of such shares, each share of Preferred Stock bearing $100 par value shall be counted as one and each share of Preferred Stock - Cumulative bearing $25 par value shall be counted as one-quarter.

     F. No stockholder, directors, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 4.

SECTION 5.   Maximum Issues of Preferred Stock and Preferred
             Stock - Cumulative.
-----------------------------------------------------------

     The corporation shall not, without the vote at a meeting called for the purpose of at least a majority of the shares of stock generally entitled to vote, issue shares of any series of Preferred Stock or Preferred Stock - Cumulative if after such issue the aggregate outstanding par value of all such series would exceed $120 million.

SECTION 6.   Terms Applicable to Specific Series of the
             Preferred Stock.
------------------------------------------------------

     A. The first series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 4.44% Series"; the annual dividend rate per share shall be four and forty-four hundredths per cent (4.44%) of the par value thereof (such dividends on shares of the initial issue of said first series to be cumulative from November 18, 1953, and the first dividend date to be February 1, 1954); the redemption prices therefor shall be as follows:

     If the redemption date is:            Redemption Price
     On or prior to December 31, 1958         $106.568
     January 1, 1959 through December 31, 1961           106.068
     January 1, 1962 through December 31, 1964           105.568
     January 1, 1965 through December 31, 1967           105.068
     January 1, 1968 through December 31, 1970           104.568
     After December 31, 1970                   104.068

together in each case with accrued dividends; and the amounts payable upon any liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

     B. The second series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 4.76% Series"; the annual dividend rate per share shall be four and seventy-six hundredths per cent (4.76%) of the par value thereof (such dividends on shares of the initial issue of said second series to be cumulative from August 27, 1962, and the first dividend date to be November 1, 1962); the redemption prices therefor shall be as follows:

     If the redemption date is:            Redemption Price
     On or prior to October 31, 1967          $106.58
     November 1, 1967 through October 31, 1972           105.63
     November 1, 1972 through October 31, 1977           104.68
     After October 31, 1977                    103.73

together in each case with accrued dividends; and the amounts payable upon any liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

     C. The third series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 9.44% Series"; the annual dividend rate per share shall be nine and forty-four hundredths per cent (9.44%) of the par value thereof (such dividends on shares of the initial issue of said third series to be cumulative from October 19, 1970, and the first dividend date to be February 1, 1971); the redemption prices therefor shall be as follows:

     If the redemption date is:            Redemption Price
     On or prior to January 31, 1976          $110.95
     February 1, 1976 through January 31, 1981           108.59
     February 1, 1981 through January 31, 1986           106.23
     After January 31, 1986                    103.87

together in each case with accrued dividends, provided, however, that none of the Cumulative Preferred Stock, 9.44% Series, shall be so redeemed prior to October 1, 1975, if such redemption is for the purpose or in anticipation of refunding such Preferred Stock through the use directly or indirectly of funds obtained by the issuance of debt securities at an effective interest cost to the corporation or other preferred stocks at an effective dividend cost to the corporation (both as computed in accordance with generally accepted financial practice) of less than 9.44% per annum; and the amounts payable upon any liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

     D. The fourth series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 7.80% Series"; the annual dividend rate per share shall be seven and eighty hundredths per cent (7.80%) of the par value thereof (such dividends on shares of the initial issue of said fourth series to be cumulative from December 14, 1971, and the first dividend date to be February 1, 1972); the redemption prices therefor shall be as follows:

     If the redemption date is:            Redemption Price
     On or prior to January 31, 1977          $109.10
     February 1, 1977 through January 31, 1982           107.15
     February 1, 1982 through January 31, 1987           105.20
     After January 31, 1987                    103.25

together in each case with accrued dividends, provided, however, that none of the Cumulative Preferred Stock, 7.80% Series, shall be so redeemed prior to December 1, 1976, if such redemption is for the purpose or in anticipation of refunding such Preferred Stock through the use directly or indirectly of funds obtained by the issuance of debt securities at an effective interest cost to the corporation or other preferred stocks at an effective dividend cost to the corporation (both as computed in accordance with generally accepted financial practice) of less than 7.80% per annum; and the amounts payable upon any liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

     E. The fifth series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 7.84% Series"; the annual dividend rate per share shall be seven and eighty-four hundredths per cent (7.84%) of the par value thereof (such dividends on shares of the initial issue of said fifth series to be cumulative from October 31, 1973, and the first dividend date to be February 1, 1974); the redemption prices therefor shall be as follows:

     If the redemption date is:            Redemption Price
     On or prior to October 31, 1978          $109.00
     November 1, 1978 through October 31, 1983           107.04
     November 1, 1983 through October 31, 1988           105.08
     November 1, 1988 through October 31, 1993           103.12
     After October 31, 1993                    101.95

together in each case with accrued dividends, provided, however, that none of the Cumulative Preferred Stock, 7.84% Series, shall be so redeemed prior to October 1, 1978, if such redemption is for the purpose or in anticipation of refunding such Preferred Stock through the use, directly or indirectly, of funds obtained by the issuance of debt securities at an effective interest cost to the corporation or other preferred stocks at an effective dividend cost to the corporation (both as computed in accordance with generally accepted financial practice) of less than 7.83% per annum; and the amounts payable upon any liquidation, dissolution, or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

     F. The sixth series of Preferred Stock of the Company be designated "Cumulative Preferred Stock, 6.99% Series"; the annual dividend rate per share be six and ninety-nine hundredths percent (6.99%) of the par value thereof (such dividends on shares of the initial issue of said sixth series to be cumulative from August 12, 1993, and the first dividend date to be November 1,
1993); that none of said sixth series will be redeemable until after August 1, 2003; that redemption prices per share if redeemed during the twelve-month periods beginning August 1 in each of the years indicated in the table below be as follows:

              Year                            Redemption Price
              ----                            ----------------

               2003                               103.50
               2004                               103.15
               2005                               102.80
               2006                               102.45
               2007                               102.10
               2008                               101.75
               2009                               101.40
               2010                               101.05
               2011                               100.70
               2012                               100.35
               2013 and thereafter               $100.00

together in each case with accrued dividends; and that the amounts payable upon liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends, and, if involuntary, shall be $100.00 per share plus accrued dividends.

SECTION 7.     Terms Applicable to Specific Series of the
Preferred Stock-Cumulative
----------------------------------------------------------
     The first series of Preferred Stock-Cumulative of the Company be designated "Preferred Stock-Cumulative, 6.84% Series"; the annual dividend rate per share be six and eighty-four hundredths percent (6.84%) of the par value thereof (such dividends on shares of the initial issue of said first series to be cumulative from the date of such initial issue, and the first dividend date to be November 1, 1993); that none of said first series will be redeemable until after October 1, 1998; that the redemption price per share be $25.80 plus accrued dividends; and that the amount payable upon liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption price plus accrued dividends, and, if involuntary, shall be $25.00 per share plus accrued dividends.


                           ARTICLE XIX.

                      CERTIFICATES OF STOCK.

     Each stockholder shall be entitled to a certificate of capital stock of the corporation owned by him in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer, and shall bear the seal of the corporation; provided, however, that the signature of the president or a vice president or of the treasurer or an assistant treasurer of the corporation, or both such signatures, or the seal of the corporation, or either or both of such signatures and such seal, upon such certificate may be facsimile, and such certificate shall be as valid and effectual for all purposes as if signed by such officer or officers, or sealed with the seal of the corporation, as the case may be. The fact that a person signing has ceased to be an officer shall not invalidate any such certificate.

                           ARTICLE XX.

                   TRANSFER OF SHARES OF STOCK.

     Subject to the restrictions, if any, imposed by the agreement of association, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign, or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

                           ARTICLE XXI.

                         TRANSFER BOOKS.

     The treasurer or such agent or agents as may be employed by the treasurer with the approval of the board of directors shall keep the stock and transfer books of the corporation and a record of all certificates of stock issued and of all transfers of stock and a register of all the stockholders, their addresses and the number of shares held by each. For the purpose of determining stockholders who are entitled to receive payment of any dividend, to vote or act at a meeting and any adjournment thereof or to receive any offering of additional stock, or for any other purpose permitted by law, the board of directors may from time to time close the transfer books for such period, not exceeding thirty days, as the board may determine or, without closing said books, may fix a record date, not more than thirty days in advance of such payment, meeting, offering or other action, as of which stockholders entitled to such dividend, vote, offering or other right shall be determined.

                          ARTICLE XXII.

                      LOSS OF CERTIFICATES.

     In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board of directors may prescribe.

                          ARTICLE XXIII.

                              SEAL.

     The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words "MASSACHUSETTS ELECTRIC COMPANY -- CORPORATE SEAL" cut or engraved thereon.

                          ARTICLE XXIV.

                       EXECUTION OF PAPERS.

     Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the president, any vice president, the treasurer or any assistant treasurer.

                           ARTICLE XXV.

                           FISCAL YEAR.

     Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall be the calendar year.

                          ARTICLE XXVI.

                           AMENDMENTS.

     Subject to the provisions of law and of the Preferred Stock and the Preferred Stock-Cumulative, these by-laws may be amended, altered or repealed by a vote of a majority of the outstanding capital stock generally entitled to vote at any meeting of such stockholders, provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting.

                          ARTICLE XXVII.

                  LIABILITY AND INDEMNIFICATION.

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except with respect to any matter as to which such liability shall have been imposed (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter one hundred and fifty-six B of the General Laws of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.

     The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, if no change in control has occurred (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

     Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment.
If in an action, suit or proceeding brought by or in right of the corporation, a director is held not liable, whether because relieved of liability under the first paragraph of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

     As used in this Article:

          (i) The term "officer" includes (a) persons who serve at the request of the corporation as directors, officers, or trustees of another organization and (b) employees of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.

        (ii) An "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

      (iii)A "change in control" occurs when: (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the corporation, or any trustee thereof acting in such capacity) acquires more than 20% of the corporation's outstanding stock having general voting rights or more than 20% of the common shares of any entity owning more than 50% of the corporation's outstanding stock having general voting rights, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of such outstanding stock or shares to acquire stock or shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the continuing directors; or (b) continuing directors cease to constitute a majority of the board.

      (iv) The term "continuing director" shall mean any director of the corporation who (a) was a member of the board of directors of the corporation on the later of January 1, 1987, or the date the director or officer seeking indemnification first became such, or (b) was recommended for his initial term of office by a majority of continuing directors in office at the time of such recommendation.

     Nothing contained in this Article shall (i) limit the power of the corporation to indemnify employees and agents of the corporation or its subsidiaries other than directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the corporation to indemnify directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such director or officer or (iii) affect any rights to indemnification to which corporation personnel other than directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.

     The provisions of this Article shall not apply with respect to any act or omission occurring prior to June 25, 1987. No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.